UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2016

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Amendment of Material Compensatory Plan

On May 3, 2016, at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of M/I Homes, Inc. (the “Company”), the shareholders of the Company approved an amendment (the “Amendment”) to the M/I Homes, Inc. 2009 Long-Term Incentive Plan (the “2009 LTIP”) to (1) increase the maximum aggregate number of common shares, par value $.01 per share, of the Company (the “Common Shares”) available for grant under the 2009 LTIP by 1,300,000 Common Shares and (2) add a limit on the aggregate value of equity-based awards that may be granted to our non-employee directors under the plan during any fiscal year. The Board of Directors of the Company had previously adopted the Amendment to the 2009 LTIP on February 16, 2016, subject to shareholder approval.

A description of the 2009 LTIP (as amended effective May 3, 2016) was included in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders (the “Proxy Statement”) under the caption “PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO THE M/I HOMES, INC. 2009 LONG-TERM INCENTIVE PLAN AND REAPPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS,” which description is incorporated herein by reference. The descriptions of the 2009 LTIP contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2009 LTIP (as amended effective May 3, 2016), which is incorporated by reference into this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1
M/I Homes, Inc. 2009 Long-Term Incentive Plan (as amended effective May 3, 2016) (incorporated herein by reference to Appendix A to M/I Homes, Inc.’s proxy statement on Schedule 14A relating to the 2016 Annual Meeting of Shareholders of M/I Homes, Inc., filed on March 30, 2016).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 5, 2016
M/I Homes, Inc.
By: /s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
M/I Homes, Inc. 2009 Long-Term Incentive Plan (as amended effective May 3, 2016) (incorporated herein by reference to Appendix A to M/I Homes, Inc.’s proxy statement on Schedule 14A relating to the 2016 Annual Meeting of Shareholders of M/I Homes, Inc., filed on March 30, 2016).